                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            MCCLAIN INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            MCCLAIN INDUSTRIES INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
================================================================================

                            MCCLAIN INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 2001

================================================================================

                            MCCLAIN INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 2001

To Our Shareholders:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders to be held at the Sterling Inn, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 4, 2001, at 10:00 a.m., local time. At the Annual Meeting, you will be asked:

         (1) To elect a Board of four Directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified; and

         (2) To transact other business which may properly come before the Annual Meeting.

         This Proxy Statement contains information relevant to the 2001 Annual Meeting. Only our shareholders of record at the close of business on March 19, 2001, are entitled to notice of, and to vote at, the Annual Meeting.

         YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, please sign, date, and mark the enclosed proxy and return it as soon as possible in the postage-paid envelope provided. If you wish to vote in accordance with recommendations of the Board of Directors, you need only sign, date and return the proxy. If you send in your proxy and subsequently decide to attend the Annual Meeting, you may withdraw your proxy and vote your shares.

         Thank you for your continued support and endorsement of McClain Industries. We look forward to continuing our history of building long-term value for you and our other Shareholders.


                                              Sincerely,


                                              CARL JAWORSKI
                                              Secretary

Dated:  March 28, 2001

                  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                            MCCLAIN INDUSTRIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 2001


                            PROXIES AND SOLICITATIONS

         This Proxy Statement is being mailed to the holders of shares of common stock of McClain Industries, Inc. in connection with our 2001 Annual Meeting of Shareholders. The purpose of this Proxy Statement is to solicit your approval of the election of the nominees for the Board of Directors. If your proxy is received in time for the Annual Meeting, your shares will be voted in accordance with the instructions, if any, contained in your executed proxy. If you do not give instructions, your proxy will be voted for all nominees for the Board. You may revoke an executed proxy at any time before it is exercised. You may revoke your proxy either by submitting to our corporate Secretary a written notice of revocation bearing a date later than the date of your proxy any time prior to the start of the Annual Meeting, or by attending the Annual Meeting and voting in person (although attending the Annual Meeting will not by itself revoke a proxy).

         Our directors, officers and employees may solicit proxies by personal interview, telephone, telegram and mail. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to our shareholders, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding such material, which we anticipate will not exceed $1,000. We will bear the cost of all proxy solicitation.

         Our executive offices are located at 6200 Elmridge Road, Sterling Heights, Michigan 48310. This Proxy Statement is dated March 28, 2001. It is first being mailed to shareholders on or about March 28, 2001.

                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the Sterling Inn, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 4, 2001, at 10:00 a.m., local time.

                 YOUR VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

         Only holders of record of shares of common stock at the close of business on March 19, 2001 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment. On March 19, 2001, we had 4,512,473 shares of common stock outstanding, which were held by 213 holders of record. Each outstanding share of common stock entitles the record holder to one vote. You can only vote your shares at the Annual Meeting if you are present or if you are represented by proxy. In order for business to be conducted at the Annual Meeting, we must have a quorum. There will be a quorum if shareholders that own a majority of the outstanding shares entitled to vote are present at the Annual Meeting, either in person or by proxy.

         Information concerning our principal shareholders is discussed under "Security Ownership of Certain Beneficial Owners and Management."

        QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ANNUAL MEETING

         If you have any questions about this Proxy Statement or the Annual Meeting, please call Carl Jaworski at (810) 264-3611.

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

         The only matter expected to be considered at the Annual Meeting will be the election of directors. Our Bylaws provide for seven positions on the Board of Directors. We propose that only four of these positions be filled by persons nominated to the Board of Directors at the Annual Meeting. We anticipate appointing one additional director to the Board by June, 2001, to comply with the National Association of Securities Dealers ("NASD") rules regarding independent directors. However, we are not planning to fill the remaining two positions. Shareholders attending the Annual Meeting may nominate and elect persons to fill the three current vacancies. Proxies may not be voted for more than four persons. Each director will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by our transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of shareholders or until his or her successor is elected and qualified. Unless otherwise instructed, proxies will be voted in favor of the election of the four nominees listed below.

         If any of the persons nominated are unavailable to serve, then a valid proxy may be voted for the election of any other person whom the proxyholder deems advisable in accordance with their best judgment. We have no knowledge that any of the nominees will be unavailable to serve. In any event, the enclosed proxy can be voted for only the four persons named in this Proxy Statement or their substitutes.

         Below is a list of the nominees with a description of their principal occupation for the past five years. Each nominee presently serves on our Board of Directors and has served continuously from the date of his election to the present time.

         KENNETH D. MCCLAIN, age 59, is Chairman of the Board, Chief Executive Officer and President. He has been a director and officer since our inception in March 1968. He also serves as an officer and a director of our subsidiaries.

         ROBERT W. MCCLAIN, age 64, is Senior Vice President and Assistant Secretary. He has been a director and officer since our inception in March 1968. He also serves as an officer of several of our subsidiaries. Mr. Robert McClain and Mr. Kenneth McClain are brothers.

         RAYMOND ELLIOTT, age 66, has been a director since August 1990. He is currently President of Hartland Insurance Group, Inc. From January 1, 1997 to October 2, 1998, he was Vice President of First of America Insurance Group (now National City). Prior to that he was President of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc. since 1967, and was a director of both such companies through December 1996. Mr. Elliott also serves on the Board of Governors of the Michigan Automobile Insurance Placement Facility and as an advisory director of the Boys and Girls Club of Troy, a charitable organization located in Troy, Michigan.

         WALTER J. KIRCHBERGER, age 65, has been a director since November 3, 1995. Mr. Kirchberger is First Vice President - Research of PaineWebber Incorporated, and has served in such capacity for more than 25 years.

         To the best of our knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to McClain Industries. To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

                          THE BOARD AND ITS COMMITTEES

         Our Board of Directors met 6 times during our last fiscal year ended September 30, 2000. All of our directors attended each of those meetings.

         Our Bylaws authorize the Board to form committees and to delegate some of its responsibilities to those committees. The Board establishes the functions of each committee and the standards for membership. In addition, the Board appoints the members for each committee. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         THE AUDIT COMMITTEE was established to:

                  - annually recommend to the Board a firm of independent public accountants to be our auditors

                  - review the scope of the annual audit with the auditors in advance of the audit

                  - generally review the results of the audit and the adequacy of our accounting, financial and operating controls

                  - review our accounting and reporting principles, policies and practices

                  - perform other duties which the Board may delegate to it

         The current members of the Audit Committee are Messrs. Raymond Elliott, Kenneth D. McClain and Walter J. Kirchberger. The Audit Committee met once during the 2000 fiscal year. See "Report of the Audit Committee".

         THE COMPENSATION COMMITTEE was established to:

                  - review the compensation (including salaries, bonuses and stock options) of our officers

                  - perform other duties which the Board may delegated to it

         The current members of the Compensation Committee are Messrs. Raymond Elliott and Walter J. Kirchberger. The Compensation Committee held 2 meetings during the 2000 fiscal year. See "Report of the Compensation Committee on Executive Compensation".

         THE EXECUTIVE COMMITTEE was established to manage generally the day-to-day business and affairs between regular Board meetings. The Executive Committee may not, without the prior approval of the Board acting as a whole:

                  -        amend our Articles of Incorporation

                  -        amend our Bylaws

                  -        adopt an agreement of merger or consolidation

                  - recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets

                  - recommend to the shareholders a dissolution or a revocation of a dissolution

                  -        fill vacancies on the Board

                  - fix compensation of the directors for serving on the Board or on a committee of the Board

                  -        declare dividends or authorize the issuance of stock

                  - approve or take any action with respect to any related party transaction involving McClain Industries

         All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Kenneth D. McClain and Robert W. McClain. The Executive Committee held no formal meetings during the 2000 fiscal year.

         The Board of Directors has adopted a policy requiring review of related party transactions by disinterested directors on a transaction by transaction basis.

         The Board of Directors does not have a standing committee responsible for nominating individuals to become directors.

                             DIRECTORS' COMPENSATION

         Directors who are also our employees do not receive compensation for serving on the Board of Directors or on the Board's committees. Directors who are not our employees are entitled to a quarterly retainer fee of $4,000, a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date. These fees may not increase more than once annually. A non-employee director may elect to receive his fees either in cash or in shares of common stock pursuant to our 1999 Retainer Stock Plan for Non-Employee Directors which replaced our 1989 Retainer Stock Plan.

         To participate in the 1999 Retainer Stock Plan, a non-employee director must elect, thirty days prior to the date his fees are paid, the percentage, if any, of his fees he wishes to receive in the form of shares of common stock. The number of shares of common stock to be issued to an eligible director is determined by dividing (i) the dollar amount of the percentage of fees he elects to receive in common stock, by (ii) the "fair market value" of common stock on the day prior to the date the common stock is issued. The term "fair market value" means the closing sale price per share of common stock on the day prior to the date of issuance as quoted on NASDAQ National Market, or if no sale takes place on that day, the average of the closing bid and asked prices for the common stock on that day as quoted on NASDAQ National Market. Any fractional share of common stock derived from such calculation is paid in cash.

         The aggregate fair market value of the shares of common stock issued to any non-employee director in a given year cannot exceed 100% of the director's fees. During the 2000 fiscal year, 7350 shares of common stock were issued under the 1999 Retainer Stock Plan.

                               EXECUTIVE OFFICERS

         The persons listed below are our current executive officers. Each is annually appointed by, and serves at the pleasure of, the Board.

                                                                                             APPROXIMATE DATE
 NAME                             AGE           OFFICE                                         SERVICE BEGAN
 ----                             ---           ------                                         -------------
Kenneth D. McClain (1)             59           Chairman of the Board, Chief                       3/68
                                                Executive Officer and President

Robert W. McClain (1)              64           Senior Vice President, Assistant                   3/68
                                                Secretary

Carl Jaworski                      57           Secretary                                          10/72

Mark Mikelait                      40           Treasurer                                          5/97

         Each of the executive officers has been continuously employed by us for more than five (5) years serving in the capacities and since the date reflected above.

         To our knowledge, there are no material proceedings to which any officer is a party, or has a material interest, adverse to McClain Industries. To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

                             EXECUTIVE COMPENSATION

         The following tables set forth all cash compensation paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during the last three fiscal years.

------------

     (1) Kenneth D. McClain and Robert W. McClain are brothers.

                           SUMMARY COMPENSATION TABLE

============================= ========================== ==============================================
                                 Annual Compensation              Long Term Compensation
-------------------------------------------------------  ----------------------------------------------
Name and                      Fiscal     Salary                     Securities underlying
Principal Position            Year       Amount($)                     Options/SARs(#)
------------------            ----       ------                        ------------
Kenneth D. McClain,           2000       $294,793                            ---
President/ CEO                1999       $275,000                           25,000
                              1998       $263,031                            ---

Robert W. McClain,            2000       $150,000                            ---
Senior Vice President         1999       $143,751                           25,000
                              1998       $125,004                            ---

Carl Jaworski,                2000       $111,373                            ---
Secretary                     1999       $108,750                            5,000
                              1998       $104,631                            5,000

Mark S. Mikelait,             2000       $122,781                            ---
Treasurer                     1999       $126,250                            5,000
                              1998       $101,250                           10,000
============================= ========================== ==============================================



                       AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUES TABLE

===================  ===============  =============  ======================================  ===================================
                         Shares
                      Acquired on
                        Exercise                                                                    Value of Unexercised
                       In Fiscal      Value           No. of Unexercised Options/SARs at     In-The-Money Options/SARs at 2000
                       Year 2000      Realized              2000 Fiscal Year-End (1)                Fiscal Year-End (2)
                                                     ----------------  --------------------  -----------------  ----------------
                                                                               Not                                    Not
                                                       Exercisable       Exercisable (1)       Exercisable        Exercisable
-------------------  ---------------  -------------  ----------------  --------------------  -----------------  ----------------
Kenneth D. McClain        -0-             -0-             8,333              16,667                 $0                $0
-------------------  ---------------  -------------  ----------------  --------------------  -----------------  ----------------
Robert W. McClain         -0-             -0-             6,666              13,334                 $0                $0
-------------------  ---------------  -------------  ----------------  --------------------  -----------------  ----------------
Carl Jaworski             -0-             -0-             4,998               5,002                 $0                $0
-------------------  ---------------  -------------  ----------------  --------------------  -----------------  ----------------
Mark S. Mikelait          -0-             -0-             8,332               6,668                 $0                $0
===================  ===============  =============  ================  ====================  =================  ================

(1) Stock options granted between February 9, 1998 and May 7,1999 pursuant to the Company's 1998 and 1999 Incentive Stock Plans (the "Incentive Plans"). Options must be exercised by May 7, 2004. Exercise prices vary from $5.08 to $5.50 per share.

(2) Value based on the average of the September 30, 2000 closing bid high and low price which was $3.97 per share.

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors maintains an Audit Committee comprised of three of the Company's directors. At the current time, two of the directors on the Audit Committee are "independent directors" as that term is defined by the National Association of Securities Dealers, Inc. ("NASD") Rule 4200(a)(15). The Board of Directors is currently seeking to add a new independent director to the Board of Directors who will also serve on the Audit Committee. The Audit Committee held one formal meeting during the 2000 fiscal year.

         In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         - reviewed and discussed the audited financial statements with management;

         - discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

         - reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         The Audit Committee presents the following summary of all fees paid to Rehmann Robson P.C., the Company's auditors, for the Company's fiscal year 2000:

         - Audit Fees (for the audit of the 2000 financial statements and quarterly reviews) - $125,000.

         - All Other Fees (primarily for tax services and benefit plan review) - $75,000.

         The Audit Committee has considered and determined that the level of Rehmann Robson's fees for services other than the audit and the quarterly review services is compatible with maintaining the auditor's independence. The Audit Committee has also approved the selection of Rehmann Robson as the Corporation's independent auditor for the year ended September 30, 2001.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission.

Submitted by:

Raymond Elliott            Kenneth D. McClain                 Walter Kirchberger

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Our executive compensation program is administered by the Board's Compensation Committee which is comprised of independent directors, Messrs. Raymond Elliott and Walter J. Kirchberger. The program supports our commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to us, and to accomplish our short and long term objectives. The Compensation Committee attempts to structure our compensation program so that it will reward our top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of our key executive officers and performs such other duties as may be delegated to it by the Board of Directors. The Compensation Committee held 2 formal meeting during the 2000 fiscal year

         In reviewing the compensation to be paid to our executive officers during the 2000 fiscal year, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the share value of our common stock, and for achieving internal goals established by the Board of Directors.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of our other officers, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. Stock awards are also intended to increase an officer's interest in our long-term success as measured by the market and book value of the common stock. Stock awards may be granted to our officers and directors and to certain employees who have managerial or supervisory responsibilities under the Incentive Stock Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights.

         The Compensation Committee generally reviews our financial and operating performance for the preceding fiscal year when audited financial statements become available, usually in the first or second quarter of the following fiscal year. In line with this practice, the Compensation Committee reviewed our financial results for the 2000 fiscal year and the first quarter of the fiscal year ending September 30, 2001. The Compensation Committee observed that our sales increased approximately .4% over the 1999 fiscal year; our gross profit as a percentage of net sales decreased from approximately 17.6% for the 1999 fiscal year to 15.53% for the 2000 fiscal year; and the Company had a net loss per share of $0.02 for the 2000 fiscal year compared to a net income per share of $0.90 for the 1999 fiscal year. After reviewing the individual performance of our Chief Executive Officer and the goals set for the Company in the 2000 fiscal year, the Compensation Committee decided to defer any decisions regarding compensation increases for executive officers.

         Submitted by:

                       Raymond Elliott                Walter Kirchberger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Raymond Elliott and Walter J. Kirchberger are not currently, and have never been, officers or employees of McClain Industries or any of our subsidiaries. Mr. Elliott is a principal officer of Hartland Insurance Group, Inc. which provided insurance to us during the 2000 fiscal year. Hartland Insurance Group sold us insurance with premiums aggregating approximately $1.46 million during the 2000 fiscal year, for which Mr. Elliott received fees and commissions in the approximate amount of $170,000. We believe that Mr. Elliott's ability to make fair compensation decisions was not compromised by our relationship with Hartland Insurance Group. None of our executive officers served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a Compensation Committee member or as a member of our Board of Directors during the last fiscal year.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the common stock against the cumulative total return of the NASDAQ Market Index, the NASDAQ Trucking and Transportation Index, and the published MG Industry Group 626 (Metals Fabrication), for the five (5) fiscal years beginning October 1, 1995 and ending September 30, 2000. This line graph assumes a $100 investment on October 1, 1995 with dividend reinvestment.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MCCLAIN INDUSTRIES, INC.
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                                  [LINE GRAPH]

                     ASSUMES $100 INVESTED ON OCT. 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 2000


                                     1995         1996         1997           1998           1999         2000
    MCCLAIN INDUSTRIES, INC.        100.00        83.64        71.82          50.91          63.64        57.73

         MG GROUP INDEX             100.00       118.43       170.71         125.64         169.19       123.98

      NASDAQ MARKET INDEX           100.00       116.75       158.69         164.91         266.79       364.95

       NASDAQ TRUCKING &            100.00       103.42       145.76         108.61         124.12       107.35
      TRANSPORTATION INDEX

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table describes, as of March 19, 2001, certain information regarding the beneficial ownership of common stock, of:

               - each person known to us to be the beneficial owner of more than five percent (5%) of the common stock

               -    each of our directors

               - each of our executive officers listed in the Summary Compensation Table

               - all of our executive officers and directors as a group, based upon information available

                                                AMOUNT AND
                                                NATURE OF               PERCENT OF
NAME AND ADDRESS                                BENEFICIAL              OUTSTANDING
OF BENEFICIAL OWNER                             OWNERSHIP (1)           SHARES (2)
-------------------                             -------------           ----------
Kenneth D. McClain                              1,423,622 (3)             31.46%
6200 Elmridge Road
Sterling Heights, MI  48310

Robert W. McClain                                 998,360 (4)             22.08%
6200 Elmridge Road
Sterling Heights, MI  48310

June McClain                                      337,178                  7.47%
6200 Elmridge Road
Sterling Heights, MI 48310

Robert J. Gordon, Trustee                         899,223 (5)             19.93%
One Woodward Ave., Ste. 2400
Detroit, MI 48226

Raymond Elliott                                    27,235                  0.60%
290 Town Center
P.O. Box 890
Troy, Michigan  48084

Walter Kirchberger                                 10,586                  0.23%
2301 West Big Beaver Rd., Suite 800
Troy, Michigan 48084

Carl Jaworski                                     122,825                  2.72%
6200 Elmridge Road
Sterling Heights, MI 48310

Mark S. Mikelait                                   13,332                  0.29%
500 Sherman Street
Galion, OH  44833

All current executive officers and              2,595,960 (6)             57.62%
Directors as a group (6 persons)

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has a right to acquire within 60 days.

(2) Based on 4,504,953 shares of common stock issued and outstanding as of March 19, 2001. In addition, for purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons has or have the right to acquire within 60 days is also deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 2,430 shares of common stock owned by Kenneth D. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(4) Includes 337,178 shares of common stock owned by Robert W. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(5) These shares are held in 18 trusts of which Mr. Gordon is the trustee. The beneficiaries of these trusts are the children, grandchildren and other relatives of Messrs. Kenneth D. McClain and Robert W. McClain. Messrs. Kenneth D. McClain and Robert W. McClain and Robert J. Gordon disclaim beneficial ownership of these shares.

(6) Includes 51,663 shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within 60 days.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We lease one of our facilities from the siblings of Messrs. Kenneth and Robert McClain. We believe that the terms and conditions of this lease are comparable to those available from an unrelated party with respect to similar facilities.

         We had sales of approximately $282,500 in the 2000 fiscal year to McClain Leasing Corporation, an entity controlled by certain of our officers and directors.

         The Hartland Insurance Group, Inc, an entity owned by Raymond Elliott, a director of the Company, provided insurance to us during the 2000 fiscal year. Hartland Insurance Group sold us insurance with premiums aggregating approximately $1,466,000 million during the 2000 fiscal year, for which Mr. Elliot received fees and commissions in the approximate amount of $170,000. See "Compensation Committee Interlocks and Insider Participation".

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Rehmann Robson P.C. as our independent public accountants for the 2000 fiscal year. Representatives of Rehmann Robson P.C. are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they wish to do so and to respond to any questions you may have. We expect that Rehmann Robson P.C. will also serve as our independent public accountants during the fiscal year ending September 30, 2001.

SHAREHOLDER PROPOSALS

         If you wish to submit a shareholder proposal to be included in the proxy materials for the 2002 Annual Meeting of Shareholders, you must comply with the federal securities laws. In addition, you must submit your proposal to us at our offices at 6200 Elmridge Road, Sterling Heights, Michigan 48310, not later than December 1, 2001. Shareholder proposals should be addressed to our Secretary.

OTHER MATTERS

         We have mailed our 2000 Annual Report to you with this Proxy Statement, or it has been mailed to you previously.

         We do not know of any matters that will be presented for consideration at the Annual Meeting other than those stated in this Notice of Annual Meeting and Proxy Statement. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the enclosed proxy will vote your proxy in accordance with their best judgment regarding such matters, including the election of a director other than a nominee listed in this Proxy Statement (should a nominee be unavailable to serve) and other matters incident to the conduct of the Annual Meeting.

                                  INSTRUCTIONS

         If you will not be attending the Annual Meeting, please date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that quorum at the Annual Meeting may be assured, it is important that you promptly execute and return the proxy to us. If you have any questions, please call Carl Jaworski at (810) 264-3611.


                                        By order of the Board of Directors


                                        CARL JAWORSKI
                                        Secretary


Dated:  March 28, 2001

Appendix A - Audit Committee Charter

                            MCCLAIN INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER


ORGANIZATION

There shall be a committee of the board of directors of McClain Industries, Inc. (the "Company") to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
In carrying out these responsibilities, the audit committee will:

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

- Ensure receipt from the auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard

         1, actively engage in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor, and recommend to the board, if necessary, that the full board take appropriate action to oversee the independence of the auditor.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Company's policy statements to determine their adherence to the code of conduct.

- Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

- Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

- Review accounting and financial human resources and succession planning within the Company.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                                MCCLAIN INDUSTRIES, INC.

         ANNUAL MEETING OF SHAREHOLDERS
                  MAY 4, 2001

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting.
This Proxy may be revoked at any time before it is
voted.                                                                                                               With-  For All
                                                                                                               For   held   Except
                                                                                  1. ELECTION OF DIRECTORS     [ ]    [ ]     [ ]
This Proxy when properly executed will be voted in the manner directed herein by     The nominees are:
the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE NOMINEES
OR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE           KENNETH D. MCCLAIN         ROBERT W. MCCLAIN
NOMINEES LISTED AND FOR SUCH PROPOSAL.                                               WALTER J. KIRCHBERGER      RAYMOND ELLIOTT

                                                                                  Instructions: To vote for all of the
                                                                                  nominees, put an X in the box marked
                                                                                  "For". To withhold your vote for all of
                                                                                  the nominees, put an X in the box marked
                                                                                  "Withheld". To vote for some but not all
                                                                                  of the nominees, put an X in the box
                                                                                  marked "For All Except" and list on the
                                                                                  line below only those nominees for whom
                                                                                  your vote is withheld.


                                                                                  --------------------------------------------------


                                                                                  2. OTHER BUSINESS

                                                                                  The appointed proxies are authorized to vote upon
                                                        ------------------        all matters incidental to the conduct of the
                                                          Date                    Annual Meeting and such other business as may
                                                                                  properly come before the Annual Meeting in
Please sign exactly as your name appears on this card.                            accordance with their best judgment.
--------------------------------------------------------------------------
                                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                           PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                  When shares are held by joint tenants, both should
----- Shareholder sign above ------- Co-holder (if any) sign above -------        sign. When signing as attorney, executor, personal
                                                                                  representative, trustee or in some other
                                                                                  representative capacity, please sign name and give
                                                                                  full title. If a corporation, please sign in full
                                                                                  corporate name by President or other authorized
                                                                                  officer. If a partnership, please sign in
                                                                                  partnership name by authorized person.

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  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                            MCCLAIN INDUSTRIES, INC.

--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder appoints KENNETH D. McCLAIN, ROBERT W. McCLAIN, RAYMOND ELLIOTT and WALTER J. KIRCHBERGER, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of McClain Industries, Inc. which the shareholder would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 4, 2001, and at any adjournments.

The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 6, 2001.

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